UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2016

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DIGITAL POWER CORPORATION

 (Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2016, Digital Power Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Philou Ventures, LLC, a Wyoming limited liability company (the “Purchaser”), and Telkoor Telecom Ltd., an Israeli company (the “Seller”) pursuant to which the Purchaser is to purchase all of the Seller’s 2,714,610 shares of the common stock in the Company, constituting approximately 40.06% of the Company’s outstanding shares of common stock. In consideration for such shares, the Purchaser will pay Seller $1.5 million.

Pursuant to the Agreement, the Company is to enter into a Rescission Agreement with the Seller in order to resolve all financial issues between the parties, including the repurchase by Seller of 1,136,666 shares of common stock in Seller beneficially owned by the Company for their book value in Digital Power Corporation's financial statements as of June 30, 2016.

The Seller agreed for a period of five years not to compete with the Company anywhere in the U.S. or Europe and not to solicit employees of the Company, subject to the terms of the Agreement.

The Agreement also provides that the consulting services currently provided by Mr. Ben-Zion Diamant to the Company will continue for a period of 18 months from the date of the Agreement for a monthly consideration of $7,500.

As part of the Agreement, all of the directors of the Company other than Mr. Amos Kohn, are to resign as directors of the Company as of closing, and as soon as practicable after the closing, the Company is to take actions to enable four designees of the Purchaser to be appointed to the board of directors of the Company. The appointment of the Purchaser designees to the board of directors will be subject to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

The Agreement includes customary representations, warranties and covenants by the parties as well as conditions to closing and rights of termination, including a right to terminate if the closing doesn't occur by October 10, 2016, inclusive of all extensions.

The above descriptions of the Agreement and Rescission Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement and Rescission Agreement which are attached here to as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1 Securities Purchase Agreement

10.2 Rescission Agreement

About Digital Power:

Digital Power Corporation is a solution-driven organization that designs, develops, manufactures and sells high-grade customized and flexible power system solutions for the most demanding applications in the medical, military, telecom and industrial markets. We are highly focused on high-grade and custom product designs for both the commercial and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions. We are a California corporation originally formed in 1969, and our common stock trades on the NYSE Amex under the symbol "DPW". Digital Power's headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; Contact: Investor Relations, 510-657-2635; Website: www.digipwr.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Dated: September 7, 2016	By:	/s/ Amos Kohn
	Name:	Amos Kohn
	Title:	President and Chief Executive Officer

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